EXHIBIT 10.54.1

After recording, return to:

Bilzin Sumberg Baena

Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, Florida 33131-3456

Attn:  Post-Closing Department

(Space Above For Recorder's Use Only)

ASSUMPTION AGREEMENT

(JPMCC 2016-JP4)

THIS ASSUMPTION AGREEMENT ("Agreement") is entered into and effective as of December 30, 2019 (the "Effective Date"), between WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMCC COMMERCIAL MORTGAGE SECURITIES TRUST 2016-JP4, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-JP4 ("Lender"), having an address at 1100 North Market Street, Wilmington, Delaware 19890, Re: JPMCC 2016-JP4; TREEMONT CAPITAL PARTNERS III, LP, a Texas limited partnership ("Original Borrower"), having an address at 1415 South Voss #110-94, Houston, Texas  77057, and LF3 LUBBOCK CASA, LLC, a Delaware limited liability company  ("Fee Borrower") and LF3 LUBBOCK CASA TRS, LLC, a Delaware limited liability company ("Operating Lessee" together with Fee Borrower, collectively, "New Borrower"), having an address at 1635 43rd Street South, Suite 205, Fargo, North Dakota  58103.  Original Borrower and New Borrower are sometimes collectively referred to as "Borrower Parties".

PRELIMINARY STATEMENT

Original Borrower is the current owner of fee title to the Property, commonly known as "Home2 Suites By Hilton Lubbock" located in the City of Lubbock, County of Lubbock, State of Texas, more particularly described in the attached Exhibit A.

Lender is the current owner and holder of a loan ("Loan") in the original principal amount of $8,600,000.00, made by Starwood Mortgage Capital LLC, a Delaware limited liability company ("Original Lender") to Original Borrower pursuant to the terms of a Loan Agreement dated October 4, 2016 (“Loan Origination Date”) between Original Borrower and Original Lender (the "Loan Agreement"), as evidenced and/or secured by the documents described in the Loan Agreement and on the attached Exhibit B (together with any and all other agreements, documents, and instruments evidencing, securing or in any manner relating to the Loan, as all of the same may be amended, restated, supplemented or otherwise modified from time to time, shall collectively be referred to as the "Loan Documents").  The Loan is secured in part by the Property, which Property is described in and encumbered by the "Security Instrument" described on Exhibit B.  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

Original Borrower desires to obtain Lender’s consent to the Requested Actions described below.

The Requested Actions, without Lender’s consent are prohibited by the terms of the Loan Documents.

Lender has consented to the following requested actions (collectively the "Requested Actions"): a)Original Borrower selling the Property to Fee Borrower, b)New Borrower assuming all of Original Borrower's obligations under the Loan Documents, and c)Fee Borrower, as landlord, and Operating Lessee, as tenant, entering into that certain Lease Agreement dated as of the Effective Date ("Operating Lease"), d)Operating Lessee and Hilton Franchise Holding LLC ("Franchisor") entering into that certain Franchise Agreement dated as of the Effective Date ("New Franchise Agreement"), and e)Operating Lessee and NHS LLC, a North Dakota limited liability company, d/b/a National Hospitality Services ("Property Manager") entering into that certain Management Agreement dated as of the Effective Date, all on the terms set forth below.

In consideration of $10.00 paid by each of the parties to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

1.1.      Original Borrower Representations.  As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, Original Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)        Incorporation of Recitals.  All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by this reference.

(b)        Authority of Original Borrower.

(i)            Original Borrower.  Original Borrower is a duly organized, validly existing limited partnership in good standing under the laws of the State of Texas.  Treemont Capital Partners III GP, LLC ("Original Borrower GP") is the general partner of Original Borrower.  Original Borrower GP, acting alone without the joinder of any other partner of Original Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower under this Agreement.  The execution and delivery of, and performance under, this Agreement by Original Borrower have been duly and properly authorized pursuant to all requisite partnership action of Original Borrower and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower or the certificate of limited partnership or limited partnership agreement or any other organizational document of Original Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower is a party or by which the Property may be bound or affected.

(ii)           Original Borrower GP.  Original Borrower GP is a duly organized, validly existing limited liability company in good standing under the laws of the State of Texas.

Treemont Investments, Inc. ("Original Borrower GP's Member") is the sole member of Original Borrower GP.  Original Borrower GP's Member, acting alone without the joinder of any other manager or member of Original Borrower GP or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower GP and Original Borrower under this Agreement.  The execution and delivery of, and performance under, this Agreement by Original Borrower GP have been duly and properly authorized pursuant to all requisite limited liability company action of Original Borrower GP and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower GP or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower GP or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower GP is a party or by which the Property may be bound or affected.

(iii)          Original Borrower GP's Member.  Original Borrower GP's Member is a duly organized, validly existing corporation in good standing under the laws of the State of Texas.  Philip A. McRae ("Original Borrower Authorized Signatory") is the President of Original Borrower GP's Member. Original Borrower Authorized Signatory, acting alone without the joinder of any other officer, director or shareholder of Original Borrower GP's Manager or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Original Borrower GP's Member, Original Borrower GP and Original Borrower under this Agreement.  The execution and delivery of, and performance under, this Agreement by Original Borrower GP's Member have been duly and properly authorized pursuant to all requisite corporate action of Original Borrower GP's Member and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower GP's Member or the articles of incorporation or bylaws or any other organizational document of Original Borrower GP's Member or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower GP's Member is a party or by which the Property may be bound or affected.

(c)        Compliance with Laws.  To Original Borrower's knowledge, all permits, licenses, franchises or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect.  Original Borrower has not received any written notice from any governmental entity claiming that Original Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.

(d)        Rent Roll.  The Rent Roll ("Rent Roll") attached as Exhibit C is a true, complete and accurate summary of all tenant leases ("Leases") affecting the Property as of the Effective Date.

(e)        Leases.  Other than unwritten agreements with transient hotel guests, there are no Leases affecting the Property as of the Effective Date.

(f)        Title to Property and Legal Proceedings.  Original Borrower is the current owner of fee title in the Property.  There are no pending or, to the best of Original Borrower's knowledge, threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Borrower or the Property, or any pending or, to the best of Original Borrower's knowledge, threatened condemnation proceedings or annexation proceedings affecting the Property, or any agreements to convey any portion of the Property, or any rights thereto to any person, entity, or government body or agency not disclosed in this Agreement, which could reasonably be expected to materially and adversely affect the Property.

(g)        Loan Documents.  The Loan Documents constitute valid and legally binding obligations of Original Borrower enforceable against Original Borrower and the Property in accordance with their terms. Original Borrower acknowledges and agrees that, nothing in this Agreement, or Lender's consent to the Requested Actions, shall release or relieve Original Borrower from its obligations and liabilities under the Loan Documents arising prior to the Effective Date.  Original Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender, Wells Fargo Bank, N.A. ("Master Servicer"), LNR Partners, LLC ("LNR") and any and all other parties appointed and/or serving as servicers of the Loan together with Master Servicer and LNR (collectively, "Servicer"), all subsidiaries, parents and affiliates of Lender and Servicer and each of the foregoing parties' predecessors in interest, and each and all of their respective past, present and future partners, members, certificateholders, officers, directors, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing (collectively, "Lender Parties") or with respect to (i) the Loan, (ii) the Loan Documents, or (iii) the Property.  To the extent Original Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the Effective Date, Original Borrower knowingly waives and relinquishes them.

(h)        Bankruptcy.  Original Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. ("Bankruptcy Code"), or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors ("Debtor Proceeding") under any local, state, federal or other insolvency law or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Original Borrower or any partners thereof or (iii) directly or indirectly cause the Property or any portion or any interest of Original Borrower in the Property to become the property of any bankrupt estate or the subject of any Debtor Proceeding.

(i)         No Default or Sweep Event Period.  To Original Borrower's knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default, an Event of Default or the commencement of a Sweep Event Period under the Loan Documents.

(j)         Original Franchise Agreement.  The Franchise Agreement, dated  September 5, 2013 ("Original Franchise Agreement"), between Original Borrower and HLT ESP Franchise LLC, a Delaware limited liability company ("Original Franchisor"), pursuant to which Original Borrower has the right to operate the hotel located on the Property under a name and/or hotel system controlled by such Original Franchisor, is in full force and effect and there is no default, breach, or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. As of the Effective Date, the Original Franchise Agreement will have been terminated and all sums due thereunder paid in full.

(k)        Reaffirmation.  Original Borrower reaffirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents, in all material respects, as if made on the Effective Date.

1.2.      Acknowledgments, Warranties and Representations of New Borrower. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, New Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)        Incorporation of Recitals.  All of the facts set forth in the Preliminary Statement of this Agreement are true and incorporated into this Agreement.

(b)        Authority of New Borrower.

(i)            Fee Borrower. Fee Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.  Lodging Fund REIT III OP, LP ("Fee Borrower Member") is the sole member of Fee Borrower.  Fee Borrower Member, acting alone without the joinder of any other manager or member of Fee Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Fee Borrower under this Agreement and the Loan Documents.  The execution and delivery of, and performance under, this Agreement and the Loan Documents by Fee Borrower have been duly and properly authorized pursuant to all requisite limited liability company action of Fee Borrower and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Fee Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement, or any other organizational document of Fee Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Fee Borrower is a party or by which the Property may be bound or affected.

(ii)            Operating Lessee. Operating Lessee is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.  Lodging Fund REIT III TRS, Inc. ("Operating Lessee Member") is the sole member of Operating Lessee.  Operating Lessee Member, acting alone without the joinder of any other manager or member of Operating Lessee or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Operating Lessee under this Agreement and the Loan Documents.  The execution and delivery of, and performance under, this Agreement and the Loan Documents by Operating Lessee have been duly and properly authorized pursuant to all requisite limited liability company action of Operating Lessee and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Operating Lessee or the articles of organization, certificate of formation, operating agreement, limited liability company agreement, or any other organizational document of Operating Lessee or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Operating Lessee is a party or by which the Property may be bound or affected.

(iii)           Operating Lessee Member.  Operating Lessee Member is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.  Fee Borrower Member is the sole shareholder of Operating Lessee Member.  Fee Borrower Member, acting alone without the joinder of any other officer, director or shareholder of Operating Lessee Member or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Operating Lessee Member and Operating Lessee under this Agreement.  The execution and delivery of, and performance under, this Agreement by Operating Lessee Member have been duly and properly authorized pursuant to all requisite corporate action of Operating Lessee Member and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Operating Lessee Member or the articles of incorporation or bylaws or any other organizational document of Operating Lessee Member or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Operating Lessee Member is a party or by which the Property may be bound or affected.

(iv)           Fee Borrower Member.  Fee Borrower Member is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.  Lodging Fund REIT III, Inc. ("REIT") is the sole general partner of Fee Borrower Member.  REIT, acting alone without the joinder of any other partner of Fee Borrower Member or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind Fee Borrower Member, Fee Borrower, Operating Lessee Member, and Operating Lessee under this Agreement and the Loan Documents.  The execution and delivery of, and performance under, this Agreement and the Loan Documents by Fee Borrower Member have been duly and properly authorized pursuant to all requisite partnership action of Fee Borrower Member and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Fee Borrower Member or the certificate of limited partnership or limited partnership agreement or any other organizational document of Fee Borrower Member or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Fee Borrower Member is a party or by which the Property may be bound or affected.

(v)            REIT.  REIT is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland and is qualified to transact business in the State of Texas.  Katie Cox ("New Borrower Authorized Signatory") is the Chief Financial Officer of REIT. New Borrower Authorized Signatory, acting alone without the joinder of any other officer, director or shareholder of REIT or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind REIT, Fee Borrower Member, Fee Borrower, Operating Lessee Member and Operating Lessee under this Agreement.  The execution and delivery of, and performance under, this Agreement by REIT have been duly and properly authorized pursuant to all requisite corporate action of REIT and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to REIT or the articles of incorporation or bylaws or any other organizational document of REIT or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which REIT is a party or by which the Property may be bound or affected.

(c)        Financial Statements.  The financial statements and other information ("Financial Statements") of REIT and Fee Borrower Member (jointly and severally, and individually and collectively, as the context may require, “New Indemnitor”) which have been previously delivered to Lender are true, complete and accurate in all material respects and accurately represent the financial condition of New Indemnitor as of the date thereof.  All of the assets shown on each New Indemnitor's Financial Statements are owned by such New Indemnitor, individually, as its sole and separate property, and not otherwise jointly with any other person or entity.  There has not been any material adverse change to the financial condition of New

Indemnitor between the date of the Financial Statements and the Effective Date.  New Borrower also acknowledges and agrees to cause New Indemnitor to timely comply with all financial, bookkeeping and reporting requirements set forth in the Loan Documents, including, without limitation, those set forth in Section 4.1.7 of the Loan Agreement.  New Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes.

(d)        Bankruptcy Proceedings.  None of New Borrower, Fee Borrower Member, Operating Lessee Member, and REIT (together with any other direct or indirect owners of 10% or more of New Borrower, collectively, the "New Borrower Parties") or any other entities which may be owned or controlled directly or indirectly by any of New Borrower Parties (collectively, the "Related Entities") has been a party to any Debtor Proceeding within ten (10) years prior to the Effective Date.

(e)        Defaults on Other Indebtedness.  None of New Borrower Parties or any Related Entities has materially defaulted under its or their obligations with respect to any other indebtedness.

(f)        New Borrower's Organizational Documents.  New Borrower has not transacted any business in New Borrower's name since its formation.  New Borrower is and will continue to be in full compliance with all of its organizational documents and the single purpose entity and separateness requirements of the Loan Documents and such organizational documents do not conflict with any of such single purpose entity and separateness requirements of the Loan Documents.

(g)        Assets of New Borrower.  The only assets of Fee Borrower are the Property, the personal property owned by Fee Borrower and used in connection with the Property and cash or cash equivalents. The only assets of Operating Lessee are the Operating Lessee's leasehold interest in the Property pursuant to the Operating Lease, the personal property owned by the Operating Lessee and used in connection with the Property and cash or cash equivalents.

(h)        Management of Property.  Operating Lessee is entering into a Management Agreement with Property Manager for the management of the Property (the "New Management Agreement").  The term "Management Agreement" or "management agreement" or such other similar term in the Loan Documents shall subsequently refer to the New Management Agreement.  The term "Manager" or such other similar term in the Loan Documents shall subsequently refer to the Property Manager.  New Borrower covenants and agrees to comply with and to cause the Property Manager to comply with all terms of the Loan Documents concerning the management of the Property, including without limitation the obligation to obtain Lender's consent to the management of the Property by any entity other than Property Manager.  Property Manager shall execute and deliver to Lender a subordination of the New Management Agreement in form acceptable to Lender.

(i)         Loans to Related Entities.  There are no loans payable by New Borrower to any of the Related Entities or any other entities or persons.

(j)         New Borrower Parties' Interests.  None of New Borrower Parties or any of the Related Entities is obtaining a loan to finance its direct or indirect interest in New Borrower or the Property or pledging its direct or indirect interest in New Borrower to any party, and none of the entities or individuals owning a direct or indirect interest in New Borrower has any right to take over control from any of such other entities or individuals.

(k)        Operating Lease.

(i)         As of the Effective Date, Operating Lessee has leased the Property from Fee Borrower pursuant to the Operating Lease.  Each New Borrower represents to Lender that, as of the Effective Date, (a) there are no Leases at the Property other than the Operating Lease, (b) Fee Borrower is the sole owner of the entire lessor’s interest in the Operating Lease, (c) the Operating Lease is valid and enforceable against Fee Borrower and Operating Lessee as set forth therein and is in full force and effect, (d) no party under the Operating Lease is in default, (e) none of the rents payable under the Operating Lease have been assigned or otherwise pledged or hypothecated other than as provided in the Security Instrument; (f) none of the rents have been collected for more than one (1) month in advance, (g) there exists no offsets or defenses to the payment of any portion of the rents and Fee Borrower has no monetary obligation to Operating Lessee under the Operating Lease, (h) the Operating Lease does not contain an option to purchase, right of first refusal to purchase or any other similar provision, and (i) there are no brokerage commissions or finder fee due and payable regarding the Operating Lease.

(ii)        Each New Borrower covenants and agrees: (a) to comply with all financial and other material terms and conditions of the Operating Lease, (b) not to terminate the Operating Lease or modify, change, supplement, alter or amend any financial or other material term of the Operating Lease without obtaining the prior written consent of Lender, which consent may be withheld in the Lender's sole and absolute discretion, (c) not to assign, transfer or pledge (other than to Lender) any of their respective interests in the Operating Lease to any third party, (d) not to consent or permit the assignment, pledge or other transfer of any right, title or interest in the Operating Lease or equity interests in Operating Lessee to any third party, (e) not to sublease, license or otherwise grant any of its right to use the Property to any third party in violation of the Loan Documents; (f) to pay to Lender any termination, consent or similar type fee paid or payable to Fee Borrower in connection with any termination of the Operating Lease (which fee shall be held by Lender as security for the Loan), (g) not to prepay or accept any prepayments of the rents, additional rents or other sums due under the Operating Lease for more than one (1) month in advance of the due dates thereof, and (h) use commercially reasonable efforts to enforce the terms and conditions of the Operating Lease despite the fact that the beneficial owners of each New Borrower may be related. Notwithstanding anything contained in this Section to the contrary, the Operating Lease may be modified or amended without the prior written consent of Lender to correct scrivener's errors and extend the term of the Operating Lease.

(iii)       Each New Borrower covenants and agrees that the Fixed Rent (as such term is defined in the Operating Lease) required to be paid by Operating Lessee to Fee Borrower on a monthly basis under the terms of the Operating Lease, shall be in excess of the monthly Debt Service and monthly deposits into the Reserve Funds collected under the Loan Documents.

(l)         Subordination of Operating Lease.  Notwithstanding anything to the contrary in the Operating Lease, Operating Lessee acknowledges and agrees that the Operating Lease and any and all rights and interests of Operating Lessee thereunder and to the Premises (as defined in the Operating Lease) are and shall be in all respects subject and subordinate to the lien and security interests created under the Security Instrument and other Loan Documents, and to all renewals, extensions, increases, supplements, amendments, modifications and replacements of any of the foregoing and any advances made thereunder.

(m)       Collateral Assignment of Operating Lease.  Contemporaneously with this Agreement, Operating Lessee has assigned its interest in the Operating Lease and other collateral to Lender by the Collateral Assignment of Operating Lease as further security for the Loan.  Operating Lessee acknowledges and agrees that if an Event of Default occurs and is continuing under the Loan Documents, Lender may elect, as one of its remedies under the Loan Documents (but not its exclusive remedy), to terminate the Operating Lease and Lender shall not be obligated to pay Operating Lessee any termination fee or any other consideration (i.e. the provision of another location in which to operate) in connection with Lender’s termination of the Operating Lease.  To the extent any of the terms and provisions of the Operating Lease conflict with the terms of the Loan Documents (e.g. required insurance, use of casualty or condemnation provisions), the terms and conditions of the Loan Documents shall prevail.

(n)        New Franchise Agreement.  The New Franchise Agreement, a correct and complete copy of which has been delivered to Lender, under which Operating Lessee has the right to operate the hotel located on the Property (“Hotel”) as a Home2 Suites by Hilton, is in full force and effect and there is no default, breach, or violation existing thereunder by any party thereto and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.  All fees payable under the New Franchise Agreement have been paid through the Effective Date and payment of fees due thereunder is subordinate to the lien created by the Security Instrument.  Operating Lessee shall not terminate, modify, renew or extend the New Franchise Agreement, or enter into any agreement relating to the right to operate the Hotel under a name other than "Home2 Suites by Hilton Lubbock", without the prior express written consent of Lender.  Operating Lessee shall comply with all terms of the New Franchise Agreement and shall operate the Hotel in compliance with its terms, including, but not limited to, the maintenance and operation of the facilities required to serve alcoholic beverages.  New Borrower shall comply with all terms of the Loan Documents regarding the operation of the Property as a hotel.  Operating Lessee shall, and shall cause Franchisor to, execute and deliver to Lender a new comfort letter in favor of Lender in form and substance satisfactory to Lender (the "New Comfort Letter").  Following the Effective Date, the term "Franchise Agreement" in the Security Instrument shall refer to the New Franchise Agreement.

(o)        Property Improvement Plan.

(i)         In connection with the New Franchise Agreement, Franchisor requires Operating Lessee to make certain improvements, repairs, maintenance, alterations and/or renovations to the Property (collectively, the "PIP Improvements") by certain deadlines as more particularly set forth in the Property Improvement Plan dated as of August 23, 2019 (the "PIP"), a copy of which is attached to this Agreement as Exhibit F.  New Borrower shall comply, in all material respects, with all terms of the PIP and timely and diligently complete the PIP Improvements in a lien-free manner in accordance with the PIP Budget (as defined below), all Legal Requirements and in compliance with the requirements of the PIP, the New Franchise Agreement, this Agreement and the other Loan Documents on or before the deadlines set forth in the PIP and/or the New Franchise Agreement (or such longer time as the Franchisor may agree in writing).  The Hotel shall remain open for business at all times during the PIP Improvements. New Borrower shall promptly provide Lender with written notice of the timely completion of the PIP Improvements and, upon request by Lender from time to time, provide evidence of such timely, lien-free completion and compliance reasonably satisfactory to Lender.  New Borrower's failure to complete (or cause to be completed) the PIP Improvements lien-free on or before the deadlines prescribed by, or in conformance with, the PIP, the New Franchise Agreement, this Agreement and/or the other Loan Documents shall be an Event of Default under the Loan Documents.

(ii)        On the Effective Date, New Indemnitor shall execute and deliver to Lender a Payment and Completion Guaranty (the “Completion Guaranty”), guaranteeing, among other things, the payment and completion of all PIP Improvements as set forth in the PIP.

(iii)       On the Effective Date, New Borrower shall deposit with Lender, by wire transfer of immediately available funds, $68,273.00 (the "First PIP Reserve Deposit"), which shall be transferred to the FF&E Reserve Account held by Lender as additional security for the Loan and disbursed in accordance with Section 6.5.2 of the Loan Agreement.  On or prior to December 31, 2020, New Borrower shall deposit with Lender, by wire transfer of immediately available funds, $68,273.00 (the "Second PIP Reserve Deposit"), which shall be transferred to the FF&E Reserve Account held by Lender as additional security for the Loan and disbursed in accordance with Section 6.5.2 of the Loan Agreement.  On or prior to December 31, 2021, New Borrower shall deposit with Lender, by wire transfer of immediately available funds, $136,545.00 (the "Third PIP Reserve Deposit," together with the First PIP Reserve Deposit and the Second PIP Reserve Deposit, collectively, the "PIP Reserve Deposit"), which shall be transferred to the FF&E Reserve Account held by Lender as additional security for the Loan and disbursed in accordance with Section 6.5.2 of the Loan Agreement.  The PIP Reserve Deposit shall constitute part of the Reserve Funds described in the Loan Agreement. Notwithstanding anything to the contrary in Article 6 of the Loan Agreement, (i) the PIP Reserve Deposit shall be disbursed by Lender for payment of the PIP Costs (as such term is defined below) in accordance with the terms of this Agreement, the PIP Budget (as defined below) and the terms of Section 6.5.2 of the Loan Agreement, and (ii) the PIP Reserve Deposit released to New Borrower shall be used exclusively in respect of the PIP Improvements unless otherwise approved in writing by Lender.

(iv)       The PIP Reserve Deposit represents 125% of the estimated costs to complete the PIP (the "PIP Costs"), as more particularly outlined on the certified budget attached as Exhibit G to this Agreement (the "PIP Budget"). New Borrower shall complete the PIP Improvements in accordance with the PIP Budget approved by Lender. New Borrower shall not revise the PIP Budget without Lender's prior written consent. Lender may, as a condition to Lender's consent of any proposed changes to the PIP Budget, require New Borrower to deposit with Lender additional funds in such amount as Lender reasonably determines is necessary to cover any increases in the PIP Costs, which funds shall be paid to Lender within five (5) Business Days of such request made by Lender. Without the prior written consent of Lender, New Borrower shall not use any of the PIP Reserve Deposit released by Lender for any purpose other than the payment of the PIP Costs in amounts not to exceed the amounts set forth for each expense item in the PIP Budget.

(v)        Promptly upon the completion of the PIP Improvements and as a condition precedent to Lender's final disbursement of the PIP Reserve Deposit, New Borrower shall, in addition to any and all other requirements, items and conditions for disbursement required to be satisfied pursuant to Article 6 of the Loan Agreement, deliver to Lender: (i) an Officer's Certificate certifying to Lender the timely and lien-free completion of the PIP Improvements in compliance with the PIP, the New Franchise Agreement, this Agreement and the other Loan Documents; (ii) written acknowledgment of the Franchisor in form satisfactory to Lender confirming that the PIP Improvements have been completed in accordance with the requirements of the New Franchise Agreement and approved by Franchisor; (iii) evidence satisfactory to Lender that title to the Property is free and clear of all Liens other than the Permitted Encumbrances, including an updated and current title report and copies of all lien waivers and releases from all persons or entities performing labor thereon or furnishing materials therefor; and (iv) evidence that all permits for the PIP Improvements have been closed and all approvals by governmental authorities with respect to the completion of the PIP Improvements have been granted or issued.

(vi)       Lender shall have the right to establish subaccounts within the FF&E Reserve Account to segregate amounts on deposit from the PIP Reserve Deposit and monthly payments due to the FF&E Reserve Account as required under Article 6.5.1 of the Loan Agreement.

(vii)      The deposit by New Borrower of the PIP Reserve Deposit shall not relieve New Borrower from any of its obligations under the Loan Agreement or any of the other Loan Documents to make any deposit or monthly payments as required under Article 6 of the Loan Agreement.

(p)        Insurance.  Notwithstanding anything in the Operating Lease to the contrary, New Borrower shall maintain all insurance coverage required to be maintained by New Borrower under the Loan Documents and by Operating Lessee under the New Franchise Agreement, and shall cause Property Manager to maintain the insurance required of Property Manager under the Management Agreement and to comply in all material respects with all insurance requirements set forth in the Loan Documents.

(q)        Cash Management Agreement.  New Borrower shall execute and deliver to Lender contemporaneously with the execution and delivery of this Agreement, (a) a Deposit Account Control Agreement (Soft Lockbox) between Wells Fargo Bank, National Association, as Bank, Lender and New Borrower dated as of the Effective Date (the "New Clearing Account Agreement") in form and content acceptable to Lender, and (b) an Amendment to Cash Management Agreement between New Borrower, Lender and Property Manager dated as of the Effective Date (the "Amendment to CMA") in form and content acceptable to Lender, which New Clearing Account Agreement and Amendment to CMA shall be effective as of the Effective Date. New Borrower agrees and acknowledges that (i) the Cash Management Agreement is in full force and effect, and (ii) all actions have been taken to open any new accounts required under the New Clearing Account Agreement for the New Borrower.  The term "Clearing Account Agreement" in the Loan Documents shall subsequently refer to the New Clearing Account Agreement.  The term "Cash Management Agreement" in the Loan Documents shall subsequently refer to the Cash Management Agreement, as amended by the Amendment to CMA and this Agreement.  On the Effective Date, New Borrower shall deliver (A) a Tenant Direction Letter to each commercial Tenant at the Property and (B) a Credit Card Direction Letter to each of the credit card banks which New Borrower has entered into agreements for the clearance of credit card receipts, as set forth in the Cash Management Agreement.

(r)         Annual Budget.  Operating Lessee shall provide to Lender an Annual Budget for the Property pursuant to and in accordance with the requirements of Section 4.1.7(g) of the Loan Agreement.  Operating Lessee shall operate, or cause the Property Manager to operate, the Property in accordance with the Annual Budget or, if applicable, the Approved Annual Budget.

(s)        Prohibited Person.  After review of the website identified below, that none of New Borrower or, to the best of New Borrower's knowledge, New Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in New Borrower) is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, issued on September 24, 2001 (“EO13224“), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC“) most current list of “Specifically Designated Nationals and Blocked Persons“ (which list may be published from time to time in various media including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, (iii) who commits, threatens to commit or supports “terrorism“, as that term is defined in EO13224, or (iv) who, to the knowledge of New Borrower, is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses [i] – [iv] above are collectively referred to as a “Prohibited Person“).  None of New Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in New Borrower) will (a) knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  New Borrower covenants and agrees to deliver (from time to time) to Lender any such certification as may be requested by Lender in its reasonable discretion, confirming that, based on reasonable inquiry (x) none of New Borrower Parties or any of their respective officers, directors, shareholders, partners, members or affiliates (including other holders of indirect equity interests in New Borrower) is a Prohibited Person and (y) none of New Borrower, or to the best of New Borrower's knowledge, any of the other New Borrower Parties, or their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in New Borrower) has (a) knowingly conducted any business, or engaged in any transaction or dealing, with any Prohibited Person, including,  but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person or (b) knowingly engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in EO13224.

(t)         Loan Documents.  The Loan Documents, from and after the Effective Date, are valid and legally binding obligations of New Borrower, enforceable against New Borrower and the Property in accordance with their terms.  This Agreement and the execution of other contemplated documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, and they shall not in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens and security interests in the Property.  New Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transfer of the Property or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.  New Borrower has no defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the indebtedness due under the Loan Documents ("Indebtedness"), (iii) the Loan Documents, or (iv) the Property.  To the extent New Borrower would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the Effective Date, New Borrower knowingly waives and relinquishes them.  New Borrower acknowledges that it has received copies of all of the Loan Documents.

(u)        No Default.  To New Borrower's knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(v)        Inspections.  Other than the Property Condition Report and Visual Mold and Moisture Inspection Report for the Property dated September 12, 2019, prepared by Partner

Engineering and Science, Inc., under Project No. 19-256897, the Zoning Report for the Property dated September 6, 2019, prepared by Partner Engineering and Science, Inc., under Project No. 19-256897, the Phase 1 Environmental Site Assessment for the Property dated October 28, 2019, prepared by EBI Consulting under Project No. 1119006655, and the survey of the Property dated August 16, 2019, prepared by David Geomatics, LLC under Project No. 19-08-070, New Borrower has not obtained any other written inspection reports relating to the Property.  New Borrower has not obtained any tenant estoppel certificates from the tenants located at the Property that have not been delivered to Lender.

(w)       Organizational Chart.  The organizational chart attached hereto as Exhibit D is a true and correct representation of New Borrower's ownership structure.

(x)        Reaffirmation.  To New Borrower's actual knowledge, New Borrower affirms and confirms the truth and accuracy of all representations and warranties in the Loan Documents, in all material respects, as if made on the Effective Date.

ARTICLE 2

ACKNOWLEDGMENTS AND COVENANTS OF BORROWER PARTIES

As a material inducement to Lender to enter into this Agreement and to consent to Requested Actions each of Borrower Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with Lender as follows:

2.1.      Assumption of Loan.  New Borrower assumes the indebtedness due under the Note, the Loan and all of Original Borrower’s other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents to the same extent as if New Borrower had signed such instruments.  New Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents.

2.2.      Indebtedness.  As of December 18, 2019, the outstanding principal balance of the Loan was $8,000,429.81, and the following escrow and reserve balances (collectively, "Escrow Balances") are being held by Lender: (a) a tax escrow balance of $149,156.92; (b) an insurance escrow balance of $0.00; and (c) a FF&E reserve escrow balance of $410,058.08.  Borrower Parties acknowledge and agree that Lender will continue to hold the Escrow Balances for the benefit of New Borrower in accordance with the terms of the Loan Documents.  In the event of any error in,  or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents.  Lender represents and warrants to New Borrower that to Lender's actual knowledge (i) the amounts set forth above are correct, (ii) Lender has not issued any written notices of default to Original Borrower which have not been cured, and (iii) there are no existing material defaults under the Loan Documents.

2.3.      Assumption and Other Fees.  Simultaneously with or prior to the Effective Date, New Borrower shall pay to or has paid Lender: (a) an processing fee of $25,000.00; (b) an assumption fee equal to $40,002.15, which is 0.5% of the outstanding principal balance of the Loan; (c) a modification fee equal to $40,002.15, which is 0.5% of the outstanding principal balance of the Loan; (d) reasonable legal fees; and (e) such other costs, fees, and expenses as shown in the closing statement executed by Borrower Parties in connection with the closing of this transaction.  Each of the Borrower Parties agrees that the foregoing are fees for new consideration and are not interest charged in connection with the Loan.

2.4.      Payment of Transaction Costs and Expenses.  New Borrower shall pay at the time of execution of this Agreement by Lender:  (a) the reasonable legal fees and disbursements of Lender's counsel, Bilzin Sumberg Baena Price & Axelrod LLP, in connection with the preparation of this Agreement and the transactions contemplated in this Agreement; (b) all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (c) the costs of updating Lender's policy of title insurance insuring the Security Instrument to a current date and endorsing such policy to include this Agreement in the description of the Security Instrument with no additional exceptions, or, at Lender's option, the cost of obtaining a new Lender's policy of title acceptable to Lender insuring the Loan Documents as affected by this Agreement.

2.5.      Post Closing Transfer of Licenses.  The only licenses, permits and operating agreements (collectively the "Licenses") that are required by applicable law for the operation of the Property as it is currently being operated are described on the attached Exhibit E.  Within thirty (30) days after the Effective Date, the Licenses shall be either (a) transferred by Original Borrower into the name of Fee Borrower or Operating Lessee, as applicable, to the extent such Licenses are transferrable, or (b) obtained anew by Fee Borrower or Operating Lessee, as applicable. The failure to timely transfer or obtain, as applicable, the Licenses shall constitute an Event of Default under the Loan Agreement.

2.6.      Information.

(a)        New Borrower and New Indemnitor confirm that all information provided to Lender and/or any Servicer by or on behalf of New Borrower and/or New Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not materially misleading (collectively, the "NB Disclosure Representations").  New Borrower and New Indemnitor, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all reasonable legal fees and court costs) (collectively, "Indemnification Costs"), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the NB Disclosure Representations or any fraudulent or tortious conduct of New Borrower and/or New Indemnitor in connection with the Requested Actions, this Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.  The provision of any such information by Lender or any Servicer to any rating agency is expressly consented to by New Borrower and New Indemnitor and will not infringe upon or violate any intellectual property rights of any party.

(b)        Original Borrower and Original Indemnitor (as such term is defined in the Joinder By and Agreement of Original Indemnitor attached to this Agreement (the "Original Indemnitor Joinder")), confirm that all information provided to Lender and/or any Servicer by or on behalf of Original Borrower and/or Original Indemnitor or any of their respective employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not materially misleading, (collectively, the "OB Disclosure Representations").  Original Borrower and Original Indemnitor, jointly and severally, agree to reimburse, indemnify and hold Lender Parties harmless from and against any and all

Indemnification Costs, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the OB Disclosure Representations or any fraudulent or tortious conduct of Original Borrower and/or Original Indemnitor in connection with the Requested Actions, this Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.  The provision of any such information by Lender and/or any Servicer to any rating agency is expressly consented to by Original Borrower and Original Indemnitor and will not infringe upon or violate any intellectual property rights of any party.

2.7.      Release and Covenant Not To Sue.  Each of Borrower Parties and Original Indemnitor, as to itself and all of its heirs, successors and assigns (collectively, "Releasing Parties"), remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or subsequently maturing, which any of Releasing Parties now has or subsequently can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, (d) the Property, and (e) any other agreement or transaction between Releasing Parties or any one of them and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) – (d) above.  Each of Releasing Parties covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

2.8.      Immediate Repairs.  New Borrower shall perform the repairs at the Property set forth on Exhibit H hereto (such repairs hereinafter referred to as "Immediate Repairs"). New Borrower shall complete each of the Immediate Repairs within one hundred and twenty (120) days from the Effective Date and shall provide Lender with evidence of such completion.  The failure to timely complete the Immediate Repairs and provide Lender with evidence of such completion shall constitute an Event of Default under the Loan Agreement.

2.9.      Further Assurances.  Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be requested from time to time by Lender to perfect and to maintain the perfection of Lender's security interest in and to the Property, and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 3

ADDITIONAL PROVISIONS

3.1.      Modifications to Loan Documents.  The Loan Documents are modified in accordance with the terms of Schedule 3.1 attached.

3.2.      Consent of Lender.  Subject to the terms of this Agreement, Lender consents to the Requested Actions.  Each of Borrower Parties, Original Indemnitor and New Indemnitor  agrees that neither this Agreement nor Lender’s consent to the Requested Actions shall be deemed Lender’s consent or a waiver of Lender’s right to consent to any other action requiring Lender consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Actions, whether or not such documents or items were reviewed and/or accepted by Lender.  Moreover, neither this Agreement nor Lender’s consent to the Requested Actions shall constitute a modification of any of the terms of the Loan Documents, except as expressly provided for in this Agreement.

3.3.      Release of Original Indemnitor and Original Borrower.  Lender releases (i) Original Indemnitor from its obligations under the Guaranty and the Environmental Indemnity  in accordance with and subject to the terms of the Original Indemnitor Joinder and (ii) Original Borrower for any acts or events occurring or obligations arising under the Loan Documents from and after the Effective Date with the exception of any liability of Original Borrower based upon (a) any material misrepresentation by Original Borrower or a breach of any covenant in any material respect in this Agreement or any other document executed in connection with this Agreement and/or (b) the obligations under (i) Section 11.22 of the Loan Agreement (the “Exculpation Environmental Obligations”), (ii) the Environmental Indemnity or (iii) any of the other Loan Documents that are caused by Original Borrower, Original Indemnitor or any of their agents or result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of Environmental Laws (as defined in the Environmental Indemnity) prior to the Effective Date (collectively, the "Borrower's Recourse Environmental Obligations"). Original Borrower shall bear the burden of proving when Hazardous Substances (as defined in the Environmental Indemnity) first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Laws first occurred.  The foregoing burden of proof is for the benefit of the Lender, its successors and assigns, and is not for the benefit of any other party.

3.4.      UCC Filings.  New Borrower grants and confirms unto Lender a first lien priority security interest in all of New Borrower's assets owned as of the Effective Date or subsequently acquired, including but not limited to (i) all of its personal property and all of the fixtures located at the Property and (ii) the Personal Property (as such term is defined in the Security Instrument), including, without limitation, the Collateral (as such term is defined in the Security Instrument), to the maximum extent permitted by the Uniform Commercial Code ("UCC").  Borrower Parties hereby consent to the filing of any financing statements or UCC forms required to be filed in the applicable states or any other applicable filing office, including, but not necessarily limited to, the state of organization of New Borrower and in the Records (collectively "Filings") in order to perfect or continue the perfection of said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the UCC, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent of either of the Borrower Parties.

3.5.      References to Loan Documents.  All references to the term Loan Documents in this Agreement (including the Joinders attached hereto), the Loan Agreement, the Security Instrument, the Guaranty and the other Loan Documents are modified to include this Agreement and all documents executed and/or required in connection with the Requested Actions. All references to the terms "Loan Documents," "Loan Agreement," "Security Instrument" and "Guaranty" in this Agreement, (including the Joinders attached hereto), the Loan Agreement, the Security Instrument and the other Loan Documents shall mean and refer to the Loan Documents, the Loan Agreement, the Security Instrument, and the Guaranty, as assumed and modified by the terms of this Agreement and/or the Joinder By and Agreement of New Indemnitor attached to this Agreement (the "New Indemnitor Joinder").

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1.      No Limitation of Remedies.  No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law.  Each and every such right, power and remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.

4.2.      No Waivers.  Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law.  No delay or failure on the part of any party in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action or forbearance by any party contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions.  Any party may in writing expressly waive any of such party's rights under this Agreement without invalidating this Agreement.

4.3.      Successors or Assigns.  Whenever any party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such party shall be deemed included, but the provision shall not be deemed to permit any transfer by either of the Borrower Parties.  All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the parties, whether so expressed or not.

4.4.      Construction of Agreement.  Each party to this Agreement acknowledges that it has participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.  Borrower Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery.  No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower Parties, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement.  All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the subject matters.  All of the terms of this Agreement were negotiated at arm's length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others.  The execution and delivery of this Agreement are the free and voluntary act of Borrower Parties.

4.5.      Invalid Provision to Affect No Others.  If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.  If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained in this Agreement, and the remainder of this Agreement shall remain operative and in full force and effect.

4.6.      Notices.  Notwithstanding anything to the contrary in any of the Loan Documents, any and all notices, elections, approvals, consents, demands, requests and responses ("Communications") permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, by hand delivery or by a nationally recognized overnight courier service (such as FedEx), to the party to be notified at the address of such party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section.  Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section.  Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt.  Notice to outside counsel or parties other than the named Original Borrower, New Borrower and Lender, now or subsequently designated by a party as entitled to notice, are for convenience only and are not required for notice to a party to be effective in accordance with this Section.  Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

c/o Wells Fargo Bank, N.A.

Wells Fargo Commercial Mortgage Servicing

Three Wells Fargo

401 S. Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Re: JPMCC 2016-JP4;

With a copy to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn:    Director of Loan Asset Management

Re:  JPMCC 2016-JP4

and, if given to Original Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

TREEMONT CAPITAL PARTNERS III, LP

1415 South Voss #110-94

Houston, Texas  77057

Attn:  Philip A. McRae

With a copy to:

Sneed, Vine & Perry, P.C.

2705 Bee Cave Road, Suite 160

Austin, Texas  78745

Attn:  Adam S. Wilk/Kasi Moeskau

and, if given to New Borrower, must be addressed as follows, subject to change as provided above:

LF3 LUBBOCK CASA, LLC

LF3 LUBBOCK CASA TRS, LLC

1635 43Rd Street South, Suite 205

Fargo, North Dakota  58103

Attn:  David Durell

With a copy to:

McShane & Bowie, P.L.C.

99 Monroe Avenue NW, Suite 1100

Grand Rapids, Michigan  49503

Attn:  John Faris, Esq.

4.7.      Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the provisions of Section 11.3 of the Loan Agreement.

4.8.      Headings; Exhibits.  The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

4.9.      Modifications.  The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender's consent to the Requested Actions shall not be deemed to constitute Lender's consent to any provisions of the organizational documents that would be in violation of the terms of any of the Loan Documents.

4.10.    Time of Essence; Consents.  Time is of the essence of this Agreement and the Loan Documents.  Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

4.11.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form but having attached to it one or more additional signature pages.

4.12.    New Indemnitor Joinder.  New Indemnitor shall assume the obligations of Original Borrower and/or Original Indemnitor under the Guaranty and the Environmental Indemnity pursuant to the New Indemnitor Joinder.

4.13.    WAIVER OF TRIAL BY JURY.  BORROWER PARTIES AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER PARTIES AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The parties have executed and delivered this Agreement as of the Effective Date.

Witnesses:		LENDER:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, AS TRUSTEE FOR THE
BENEFIT OF THE REGISTERED HOLDERS
OF JPMCC COMMERCIAL MORTGAGE
SECURITIES TRUST 2016-JP4, COMMERCIAL
MORTGAGE PASS- THROUGH
CERTIFICATES, SERIES 2016- JP4

		By:	LNR Partners, LLC, a Florida limited liability company, as attorney-in-fact

		By:	LNR Partners, LLC, a Florida limited liability company, as attorney-in-fact

/s/ Samira Colon		By:	/s/ Job Warsha
Print Name:	Samira Colon		Job Warsha_____, _President_

/s/ Ciney Torres
Print Name:	Ciney Torres

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 26th day of December, 2019, by Job Warsha, as President of LNR Partners, LLC, a Florida limited liability company, on behalf of said limited liability company, as attorney-in-fact for WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMCC COMMERCIAL MORTGAGE SECURITIES TRUST 2016-JP4, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-JP4, on behalf of the said trust.  He _x____ is personally known to me or _____ has produced a driver’s license as identification.

/s/ Patricia Mosquera
Notary Public, State of Florida
Print Name: Patricia Mosquera
My Commission Expires:	Sept.1 5, 2023

[AFFIX NOTARY STAMP ABOVE]

The parties have executed and delivered this Agreement as of the Effective Date.

Witnesses:		ORIGINAL BORROWER:

TREEMONT CAPITAL PARTNERS III, LP,
a Texas limited partnership

		By:	Treemont Capital Partners III GP, LLC,
a Texas limited liability company,
its general partner

		By:	Treemont Investments, Inc.,
a Texas corporation, its sole member

/s/ LaKeisha Jorchia
By:	/s/ Philip A. McRae
Print Name:	LaKeisha Jorchia
Name:	Philip A. McRae
Title:	President

/s/ Amy Methenry
Print Name:	Amy Methenry

STATE OF TEXAS	)
)
COUNTY OF	)

On 12/26     , 2019, before me,          Kay Street   , personally appeared Philip A. McRae who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of  Texas  that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Kay Street	(Seal)
Sharon K. Street
Notary Public State of Texas
Comm. Expires: 12-04-2021
Notary ID 1901703

The parties have executed and delivered this Agreement as of the Effective Date.

Witnesses:		NEW BORROWER:

LF3 LUBBOCK CASA, LLC,
a Delaware limited liability company

		By:	Lodging Fund REIT III OP, LP,
a Delaware limited partnership,
as sole member

		By:	Lodging Fund REIT III, Inc.,
a Maryland corporation,
as general partner

/s/ Mitch Bossert		By:	/s/ Katie Cox
Print Name:	Mitch Bossert	Name:	Katie Cox
		Title:	Chief Financial Officer

/s/ Angie Stock
Print Name:	Angie Stock

STATE OF NORTH DAKOTA	)
)
COUNTY OF CASS	)

On December 26 , 2019, before me, Jennifer Moum , personally appeared Katie Cox who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of North Dakota that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/  Jennifer Moum  (Seal)

Jennifer Moum

Notary Public

State of North Dakota

My Commission Expires April 25, 2022

Witnesses:		NEW BORROWER:

LF3 LUBBOCK CASA TRS, LLC,
a Delaware limited liability company

		By:	Lodging Fund REIT III TRS, Inc.,
a Delaware corporation,
as sole member

		By:	Lodging Fund REIT III OP, LP,
a Delaware limited partnership,
as sole shareholder

		By:	Lodging Fund REIT III, Inc.,
a Maryland corporation,
as general partner

/s/ Mitch Bossert		By:	/s/ Katie Cox
Print Name:	Mitch Bossert	Name:	Katie Cox
		Title:	Chief Financial Officer

/s/ Angie Stock
Print Name:	Angie Stock

STATE OF NORTH DAKOTA	)
)
COUNTY OF CASS	)

On December 26 , 2019, before me, Jennifer Moum , personally appeared Katie Cox who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of North Dakota that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/  Jennifer Moum  (Seal)

Jennifer Moum

Notary Public

State of North Dakota

My Commission Expires April 25, 2022

SCHEDULE 3.1

MODIFICATION TO LOAN DOCUMENTS

Section 3.1      From and after the Effective Date, the Loan Documents are modified as follows:

(a)        All Loan Documents:

(i)         All references to the term “Borrower” in each of the Loan Documents shall jointly and severally and individually and/or collectively, as the context may require, mean and refer to "LF3 LUBBOCK CASA, LLC, a Delaware limited liability company, and LF3 LUBBOCK CASA TRS, LLC, a Delaware limited liability company."

(ii)        All references to the term “Lender” in each of the Loan Documents shall mean and refer to "WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMCC COMMERCIAL MORTGAGE SECURITIES TRUST 2016-JP4, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2016-JP4, together with its successors and assigns."

(iii)       All references (if any) to “Guarantor” in each of the Loan Documents shall jointly and severally and individually and/or collectively, as the context may require, mean and refer to "LODGING FUND REIT III, INC., a Maryland corporation and LODGING FUND REIT III OP, LP, a Delaware limited partnership."

(iv)       The references (if any) to the term "Franchise Agreement" or such other similar term in the Loan Documents shall mean and refer to the Franchise Agreement dated on or about the Effective Date between Franchisor and Operating Lessee with respect to the Property, together with any permitted amendment thereto or permitted replacement thereto.

(v)        The references (if any) to the term "Franchisor" or such other similar term in the Loan Documents shall mean and refer to Franchisor (as defined herein), together with any permitted replacement franchisor acceptable to Lender.

(vi)       The references (if any) to the term "Management Agreement" or "management agreement" or such other similar term in the Loan Documents shall hereafter refer to the New Management Agreement.

(vii)      The references (if any) to the term "Manager" or such other similar term in the Loan Documents shall hereafter refer to the Property Manager (as defined herein), or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents.

(b)        Loan Agreement:

(i)         The following definitions are added to Section 1.1 of the Loan Agreement in their proper alphabetical order:

“Assumption Agreement” shall mean and refer to the Assumption Agreement entered into as of the Effective Date (as such term is defined in the Assumption Agreement) between

Lender, Original Borrower (as such term is defined therein) and New Borrower (as such term is defined therein), together with Joinder By and Agreement of Original Indemnitor executed by Original Indemnitor (as such term is defined therein) and Joinder By and Agreement of New Indemnitor executed by Guarantor.

"Assumption Effective Date" shall mean the Effective Date (as defined in the Assumption Agreement).

"Collateral Assignment of Operating Lease" shall mean that certain Collateral Assignment of Agreements, Permits and Items Affecting Hotel Operations and Subordination of Lease dated as of the Assumption Effective Date among Operating Lessee, Fee Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Fee Borrower" shall mean LF3 Lubbock Casa, LLC, a Delaware limited liability company.

"Operating Lease" shall mean that certain Lease Agreement by and between Fee Borrower, as landlord, and Operating Lessee, as tenant, dated as of December ____, 2019, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time subject to the terms of the Loan Documents.

"Operating Lessee" shall mean LF3 Lubbock Casa TRS, LLC, a Delaware limited liability company.

"PIP" shall mean that certain Product Improvement Plan dated August 23, 2019, prepared by Franchisor and attached to the Franchise Agreement.

(ii)        The defined term "Assignment of Management Agreement" in Section 1.1 of the Loan Agreement is modified to read as follows: "Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the Assumption Effective Date among Operating Lessee, Fee Borrower, Manager, and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(iii)      The defined term "Lease" in Section 1.1 of the Loan Agreement, and all references to such term in the Loan Agreement, shall hereafter exclude the Operating Lease.

(iv)       The defined term "Loan Documents" in Section 1.1 of the Loan Agreement, and all references to such term in the Loan Agreement, shall hereafter include the Collateral Assignment of Operating Lease.

(v)        The defined term "Operating Expenses" in Section 1.1 of the Loan Agreement and all references to such term in the Loan Agreement, shall hereinafter exclude all rent and other payments made under the Operating Lease.

(vi)       The defined term "PIP Work" in Section 1.1 of the Loan Agreement is modified to read as follows: "PIP Work" shall mean those certain improvements, repairs, replacements, maintenance, alterations and/or renovations to the Property as more particularly specified in the PIP and any other improvements, repairs, replacements, maintenance, alterations and/or renovations to the Property as may be required by Franchisor to be completed from time to time.

(vii)      Section 3.1.24(a) and (b) of the Loan Agreement is deleted and replaced with the following:

(a)        (A) as to Fee Borrower, Fee Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into this Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than the Property, and incidental personal property necessary for the ownership or operation of the Property; and (B) as to Operating Lessee, Operating Lessee (i) has been is, and will be organized solely for the purpose of leasing the Property that is subject to the Operating Lease and operating, managing and maintaining the Property subject to the Operating Lease and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than its leasehold interest in the Property pursuant to the Operating Lease and personal property necessary or incidental to such ownership or operation of the Property.

(b)        (A) as to Fee Borrower, Fee Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Fee Borrower will conduct and operate its business as presently conducted and operated, and (B) as to Operating Lessee, Operating Lessee has not engaged and will not engage in any business unrelated to owning its leasehold interest in the Property pursuant to the Operating Lease and personal property necessary or incidental to such ownership or operation of the Property.

(viii)     Section 3.1.24(dd) of the Loan Agreement is deleted and replaced with the following: "(dd) Except as contemplated by the Loan Documents, Borrower has not, does not and will not have any of its obligations guaranteed by any Affiliates."

(ix)       Section 3.1.29 of the Loan Agreement is deleted and replaced with the following:

Organizational Status. Fee Borrower's exact legal name is: LF3 Lubbock Casa, LLC. Fee Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Fee Borrower is organized is: Delaware. Fee Borrower's Tax I.D. number is 84-3293898 and Fee Borrower's Delaware Organizational I.D. number is 803445131.  Operating Lessee's exact legal name is: LF3 Lubbock Casa TRS, LLC. Operating Lessee is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Operating Lessee is organized is: Delaware. Operating Lessee's Tax I.D. number is 84-3283804 and Operating Lessee's Delaware Organizational I.D. number is 803442100.

(x)        The first sentence of Section 4.1.7(a) of the Loan Agreement is deleted and replaced with the following:

Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, or other sound accounting principles reasonably acceptable to Lender, consistently applied, the Uniform System of Accounts for Hotels, current edition, and the requirements of Regulation AB, to the extent applicable, reflecting the financial affairs of Borrower and all items of income and expenses in connection with the operation of the Property.

(xi)       The first sentence of Section 4.1.7(b) of the Loan Agreement is deleted and replaced with the following:

Not later than forty-five (45) days following the end of each fiscal quarter (and for the first twelve (12) months following the Closing Date, not later than fifteen (15) days following the end of each calendar month), Borrower shall deliver to Lender unaudited operating statements, internally prepared on an accrual basis including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year of date, a statement of Net Operating Income for such quarter, a comparison of the year to date results with (i) the results for the same period of the previous year, (ii) the results that had been projected by Borrower for such period and (iii) the Annual Budget for such period and the First Year, and a summary report detailing monthly occupancy, including average daily rate.

(xii)      The first sentence of Section 4.1.7(d) of the Loan Agreement is deleted and replaced with the following:

Not later than forty-five (45) days after the end of each fiscal quarter of Borrower's operations, Borrower shall deliver to Lender a true and complete rent roll for the Property, if applicable, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each lease, whether to Borrower’s knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer’s Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

(xiii)     Section 6.1 of the Loan Agreement is deleted and replaced with the following:

Cash Management Arrangements.  On or prior to the Assumption Effective Date, Borrower shall establish and activate and thereafter, Borrower shall cause all Rents to be transmitted directly by all commercial tenants at the Property and all credit card banks which Borrower has entered into agreements for the clearance of credit card receipts into a trust account (the "Clearing Account") established and maintained by Borrower at the Clearing Bank as more fully described in the Clearing Account Agreement.  Without in any way limiting the foregoing, if Borrower or Manager receive any Gross Revenue from the Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower’s operating account at the Clearing Bank, unless a Sweep Event Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Cash Management Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Accounts”). The Cash Management Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

(xiv)     Section 6.11.1(a)(ix) of the Loan Agreement is deleted and replaced with the following:

(ix) Ninth, to the Borrower Operating Account, payments for the excess monthly rent due, if any, under the Operating Lease; and

(xv)      Section 6.11.1(a) of the Loan Agreement is modified to add the following as subsection (x):

(x) Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (ix) above (the "Remaining Receipts") to the Excess Cash Flow Account.

(xvi)     Section 8.2 of the Loan Agreement is modified to add the following as subsection (c):

(c)       For so long as Fee Borrower owns the Property, Operating Lessee owns the leasehold interest in the Property pursuant to the Operating Lease, and Lodging Fund REIT III, Inc., a Maryland corporation (the "REIT") indirectly owns and indirectly controls Borrower, notwithstanding any provision in any Loan Document to the contrary, the following transfers shall constitute Permitted Transfers (subject only to any conditions set forth below) and shall not require Lender’s consent: the issuance sale, conveyance, transfer or other disposition (each, a "REIT Share Transfer") of any shares of common stock (the "REIT Shares") in the REIT so long as (A) at the time of the REIT Share Transfer, the REIT Shares are issued or traded in substantially the same method and manner as they are currently issued and traded as of the Assumption Effective Date, (B) the REIT Share Transfer does not cause a violation of any federal or state securities laws, and (C) the REIT Share Transfer does not result in or cause a Change of Control;

(i)         The foregoing shall not constitute and should in no manner be deemed to constitute Lender's consent to the filing of an initial public offering of the REIT Shares under a Form S-11 Registration Statement or otherwise in which the REIT Shares are listed on a nationally recognized stock exchange or are to be traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations (a "Public Offering").  Borrower agrees not to conduct a Public Offering of the REIT Shares or any other securities of the REIT without first obtaining the Lender's prior written consent.

(ii)        For purposes of this Section 8.2(c), in addition to any other changes of Control contemplated by the Loan Documents, a "Change of Control" shall also occur if: (i) the REIT reduces its ownership interest in Lodging Fund REIT III OP, LP, a Delaware limited partnership ("OP") and Borrower below 51% or is no longer the sole general partner and in Control of the OP, (ii) the OP is no longer the sole member of Fee Borrower and the sole shareholder of Lodging Fund REIT III TRS, Inc., a Delaware corporation ("TRS"), (iii) TRS is no longer the sole member of Operating Lessee, (iv) the REIT and OP are no longer the Guarantors of the Loan, (v) one Person or group of affiliated Persons acquires more than 49% of the REIT Shares in one or a series of transactions, (vi) Legendary Capital, LLC, a North Dakota limited liability company ("Advisor") is no longer the Advisor to the REIT, (vii) Corey R. Maple and Norman H. Leslie are no longer members of the Board of Directors and C-Suite executives of the REIT, (viii) Corey R. Maple and Norman H. Leslie are no longer the managing members or managers or otherwise in Control of the Advisor, or (ix) the REIT enters into a merger, consolidation or other business combination, or a sale of all or substantially all of the REIT's assets and/or ownership interests (each, a "Merger") which results in (1) the REIT or the OP not being the surviving entity, or (2) Borrower otherwise no longer being directly or indirectly controlled by the REIT.

(iii)       If a Merger results in the REIT or the OP being the surviving entity (a "Surviving REIT Merger"), no Change of Control shall occur provided such Surviving REIT Merger does not result in: (i) a material and adverse change in the financial condition of the REIT or the OP, (ii) Borrower no longer being directly or indirectly controlled by the REIT, (iii) the surviving REIT no longer being the sole general partner of the OP and in Control of Borrower, or (iv) a change in the majority of the Board of Directors of the REIT (collectively, the, "Surviving REIT Merger Conditions"). Borrower shall provide written notice to Lender of any such Surviving REIT Merger within ten (10) business days after the closing of such Surviving REIT Merger, which notice shall include a confirmation and reaffirmation from Borrower and any indemnitor/guarantor that the Loan Documents continue to be legally binding and enforceable against Borrower and such indemnitor/guarantor notwithstanding such Surviving REIT Merger and confirming that such Surviving REIT Merger does not result in a Change of Control and a breach of the Surviving REIT Merger Conditions. In addition to delivering the items set forth above with the respect to a Surviving REIT Merger, Borrower shall pay all of Lender's costs and expenses, including Lender's attorneys' fees and costs, incurred by Lender in connection with the Surviving REIT Merger and a processing fee of $5,000.00.

(iv)       The occurrence of any Change of Control as described above, without first having obtained the prior written consent of Lender, or a breach of the Surviving REIT Merger Conditions, shall constitute an "Event of Default" under Section 10.1(a)(v) of the Loan Agreement, a "Springing Recourse Event" under clause (iii) of the definition thereof under Section 11.22 of the Loan Agreement, and a "Guaranteed Obligation" under Section 1.1 of the Guaranty.

(17)      Section 10.1 of the Loan Agreement is modified to add the following clause (xxvii) at the end of subsection (a):

(xxvii)  if a material default shall occur under the Operating Lease which continues beyond any applicable cure period set forth in the Operating Lease or if any other default shall occur which entitles either Borrower to terminate the Operating Lease and seek monetary damages.

(v)        The first sentence of Section 11.21 of the Loan Agreement is deleted and replaced with the following: "Borrower hereby represents that, except for Eric Guerrero (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement."

(vi)       Section 11.22 of the Loan Agreement is modified to add the following as subsection (xx) to the definition of "Borrower's Recourse Liabilities":

(20)      Failure of Operating Lessee or Manager to fully cooperate with Lender in the transition and transferring of its management responsibilities to Manager, including, but not limited to, the employment of all eligible hotel employees at the Property by Manager,  in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with this Agreement, the Guaranty, the Note, the Mortgage or any other Loan Document. For purposes of this Section 11.22, "eligible hotel employees" shall mean hotel employees that (a) have not performed illegal acts, or (b) are not then under any disciplinary review or action.

(20)      Section 11.22 of the Loan Agreement is modified to add the following as subsections (xi) and (xii) to the definition of "Springing Recourse Event":

(xi)       Failure of Operating Lessee to cause Manager to employ all eligible hotel employees in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with this Agreement, the Guaranty, the Note, the Mortgage or any other Loan Document; or

(xii)       In the event Lender exercises its option to terminate the Management Agreement and transfers the responsibility for the management of the Property to a new manager selected by Lender, failure of Manager to fully cooperate in transferring its management responsibilities and the employment of all eligible hotel employees at the Property to a new manager and effectuate such transfer immediately upon written notice from Lender.

(vii)      The Rent Roll attached to this Agreement as Exhibit C shall replace and be substituted for the Rent Roll attached to the Loan Agreement as Schedule I.

(viii)    The organizational chart attached to this Agreement as Exhibit D shall replace and be substituted for the organizational chart attached to the Loan Agreement as Schedule III.

(ix)       From and after the Effective Date, and for so long as Fee Borrower owns the Property, the words "ninety (90) days" in Section 4.1.7(c) of the Loan Agreement shall be replaced with "one hundred and twenty (120) days."

(x)        From and after the Effective Date, and for so long as Fee Borrower owns the Property, the word "November" in Section 4.1.7(g) of the Loan Agreement shall be replaced with "December."

[END OF SCHEDULE 3.1]

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

LOAN DOCUMENTS

1.         Promissory Note dated as of the Loan Origination Date, in the principal amount of $8,600,000.00 (the "Note"), executed by Original Borrower in favor of Original Lender, and endorsed to the order of Lender.

2.         Loan Agreement, as assigned to Lender.

3.         Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the Loan Origination Date (the "Security Instrument"), executed by Original Borrower in favor of Original Lender and recorded as Instrument No. 2016036108 in the Public Records of Lubbock County, Texas (the "Records"), as assigned to Lender.

4.         Assignment of Leases and Rents dated as of the Loan Origination Date, executed by Original Borrower in favor of Original Lender and recorded as Instrument No. 2016036109 of the Records, as assigned to Lender.

5.         UCC Financing Statement reflecting Original Borrower, as debtor, and Original Lender, as secured party, and recorded as Instrument No. 2016036110 of the Records, as assigned to Lender.

6.         UCC Financing Statement reflecting Original Borrower, as debtor, and Original Lender, as secured party, and filed with the Secretary of State of Texas under File No. 16-0033125021, as assigned to Lender.

7.         Guaranty of Recourse Obligations dated as of the Loan Origination Date (the "Guaranty"), executed by Original Indemnitor in favor of Original Lender, as assigned to Lender.

8.         Environmental Indemnity Agreement dated as of the Loan Origination Date (the "Environmental Indemnity"), executed by Original Borrower and Original Indemnitor in favor of Original Lender, as assigned to Lender.

9.         Assignment of Management Agreement and Subordination of Management Fees dated as of the Loan Origination Date executed by MH Partners, LLC, a Tennessee limited liability company ("Original Manager"), as Property Manager, and Original Borrower in favor of Original Lender, as assigned to Lender.

10.       Cash Management Agreement dated as of the Loan Origination Date executed by Original Lender, Original Borrower and Original Manager, as assigned to Lender.

11.       Deposit Account Control Agreement dated as of the Loan Origination Date executed by Original Lender, Original Borrower and Wells Fargo Bank, N.A., a national banking association, as assigned to Lender.

EXHIBIT C

RENT ROLL

N/A

EXHIBIT C

RENT ROLL

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

EXHIBIT D

NEW BORROWER ORGANIZATIONAL CHART

EXHIBIT D

NEW BORROWER ORGANIZATIONAL CHART

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

EXHIBIT E

LICENSES

1)   Wine&Beer Retailer's On Premise Permit

2)   Certificate of Compliance for Elevators, Escalators and Related Equipment

3)   Permit to Operate Recreational Water Indoor Pool

4)   Permit to Operate Food Service

EXHIBIT E

LICENSES

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

EXHIBIT F

PIP

EXHIBIT F

PIP

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

EXHIBIT G

PIP BUDGET

EXHIBIT G

PIP BUDGET

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

EXHIBIT H

IMMEDIATE REPAIRS

EXHIBIT H

IMMEDIATE REPAIRS

(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

JOINDER BY AND AGREEMENT OF ORIGINAL INDEMNITOR

PHILIP A. MCRAE, an individual ("Original Indemnitor"), the guarantor/indemnitor under the Guaranty and the Environmental Indemnity executed in connection with the Loan described in the Agreement to which this Original Indemnitor Joinder is attached, represents and warrants to, and acknowledges and agrees with, Lender the following:

1.         Defined Terms.  All capitalized terms used in this Original Indemnitor Joinder, unless defined below, shall have the meanings given such terms in the Agreement.

2.         Reaffirmation of Guaranty and Environmental Indemnity.  The Guaranty and the Environmental Indemnity constitute the valid, legally binding obligations of Original Indemnitor, enforceable against Original Indemnitor in accordance with their respective terms.  Original Indemnitor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Original Indemnitor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty and  Environmental Indemnity or any of the other Loan Documents.

3.         Agreements of Original Indemnitor.  Original Indemnitor consents to the execution and delivery of the Agreement by Original Borrower and New Borrower and agrees and acknowledges that, except as set forth in paragraphs 5 and 6 below, the liability of Original Indemnitor under the Guaranty and the Environmental Indemnity shall not be diminished in any way by the execution and delivery of the Agreement or by the consummation of any of the transactions contemplated therein, including but not limited to the Requested Actions.

4.         Authority Representations by the Original Indemnitor. The execution and delivery of, and performance under, this Original Indemnitor Joinder, the Guaranty and the Environmental Indemnity by Original Indemnitor will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Indemnitor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which  Original Indemnitor is a party or by which the Property may be bound or affected.

5.         Release of Original Indemnitor under Guaranty.  Notwithstanding anything to the contrary in this Original Indemnitor Joinder, the Loan Agreement, the Security Instrument, or the other Loan Documents, Original Indemnitor's obligations under this Original Indemnitor Joinder and under the Guaranty shall not apply with respect to, and by acceptance of this Original Indemnitor Joinder, Lender agrees that Original Indemnitor is released from any and all of Original Indemnitor's obligations  under the Guaranty (the "Guaranteed Obligations") for acts or events occurring or obligations arising from and after the Effective Date except for:  (a) any material misrepresentation by Original Indemnitor in this Original Indemnitor Joinder or any other document executed in connection with this Original Indemnitor Joinder,  (b) Guaranteed Obligations that are caused by Original Borrower and/or Original Indemnitor and/or any of their agents, and/or (c) Guaranteed Obligations that relate to any of the Borrower's Recourse Environmental Obligations.  For purposes of this Original Indemnitor Joinder, Original Indemnitor shall bear the burden of proving when Hazardous Substances (as defined in the Environmental Indemnity) first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Laws (as defined in the Environmental Indemnity) first occurred; provided however, the foregoing burden of proof is for the benefit of Lender, its successors and assigns, and is not for the benefit of any third party.

6.         Release of Original Indemnitor Under Environmental Indemnity.  Notwithstanding anything to the contrary in this Original Indemnitor Joinder, the Loan Agreement, the Security Instrument or the other Loan Documents, Original Indemnitor's obligations under this Original Indemnitor Joinder and under the Environmental Indemnity shall not apply with respect to, and by acceptance of this Original Indemnitor Joinder, Lender agrees that Original Indemnitor is released for all acts or events occurring or obligations arising under the Environmental Indemnity ("Environmental Indemnity Obligations") from and after the Effective Date unless such Environmental Indemnity Obligations:  (a) are caused by Original Borrower, Original Indemnitor and/or any of their agents, or (b) result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of Environmental Laws prior to the Effective Date.  For purposes of this Original Indemnitor Joinder, Original Indemnitor shall bear the burden of proving when Hazardous Substance first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of Environmental Laws first occurred.  The foregoing burden of proof is for the benefit of Lender, its successors and assigns, and is not for the benefit of any third party.

7.         Confirmation of Representations; Additional Representations.  Original Indemnitor confirms (a) the representations and warranties and agrees to the covenants regarding Original Indemnitor set forth in the Agreement, including, but not limited to the obligations to pay the Indemnification Costs, and (b) the truth and accuracy of all representations and warranties set forth in the Guaranty and Environmental Indemnity, as applicable.  Original Indemnitor represents and warrants that it delivered true and complete copies of the Guaranty and the Environmental Indemnity to New Indemnitor and warranted to New Indemnitor that such documents were true and complete copies of such documents as signed by Original Indemnitor.

8.         Governing Law.  This Original Indemnitor Joinder shall be interpreted, construed and enforced in accordance with the governing law provisions of the Guaranty and the Environmental Indemnity, as applicable.

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Original Indemnitor has executed and delivered this Original Indemnitor Joinder to be effective as of the Effective Date of the Agreement.

Witnesses:	ORIGINAL INDEMNITOR:

/s/ Philip A. McRae
PHILIP A. MCRAE

/s/ LaKeisha Jorchia
By:	/s/ Philip A. McRae
Print Name:	LaKeisha Jorchia

/s/ Amy Methenry
Print Name:	Amy Methenry

STATE OF TEXAS	)
)
COUNTY OF	)

On 12/26     , 2019, before me,          Kay Street   , personally appeared Philip A. McRae who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of  Texas  that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature/s/  Kay Street      (Seal)

Sharon K. Street

Notary Public State of Texas

Comm. Expires: 12-04-2021

Notary ID 1901703

JOINDER BY AND AGREEMENT OF NEW INDEMNITOR

LODGING FUND REIT III, INC., a Maryland corporation ("REIT"), and LODGING FUND REIT III OP, LP, a Delaware limited partnership ("Fee Borrower Member", together with REIT, collectively, "New Indemnitor"), the New Indemnitor referred to in the Agreement to which this New Indemnitor Joinder is attached,  intending to be legally bound and assume the obligations under the Guaranty and the Environmental Indemnity pursuant to the provisions of this New Indemnitor Joinder, jointly and severally represents and warrants to and acknowledges and agrees with Lender the following:

•          Defined Terms.  All capitalized terms used in this New Indemnitor Joinder, unless defined below, shall have the meanings given such terms in the Agreement, and if not defined therein, then in the Original Indemnitor Joinder attached thereto.

•           Benefit to New Indemnitor.  Each New Indemnitor, owning a direct and/or indirect interest in New Borrower as a result of the Requested Actions, shall receive a substantial benefit from Lender's consent to the Requested Actions.

•           Assumption by New Indemnitor of Guaranty.  New Indemnitor, jointly and severally, assumes and agrees to be liable and responsible for and bound by, from and after the Effective Date, all of Original Indemnitor's obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Guaranty, as amended by this New Indemnitor Joinder, as fully and completely as if the New Indemnitor had originally executed and delivered such Guaranty as amended by this New Indemnitor Joinder, as the guarantor/indemnitor thereunder.  New Indemnitor further agrees to pay, perform and discharge each and every obligation of payment and performance of any guarantor/indemnitor under, pursuant to and as set forth in the Guaranty, as amended by this New Indemnitor Joinder, at the time, in the manner and otherwise in all respects as therein provided. Notwithstanding the foregoing, with respect to the environmental obligations under Section 1.1 of the Guaranty, as it relates to the Borrower's Recourse Environmental Obligation, the liability of New Indemnitor shall be joint and several with that of New Borrower and, if applicable, Original Borrower and Original Indemnitor and shall not be limited to environmental obligations occurring from and after the Effective Date.  From and after the Effective Date, the Guaranty is amended to provide that all references to the term "Borrower" used in the Guaranty shall mean and refer to New Borrower and the term "Guarantor" used in the Guaranty shall mean and refer to New Indemnitor.

•           Assumption by New Indemnitor of Environmental Indemnity.  New Indemnitor, jointly and severally, by this New Indemnitor Joinder assumes and agrees to be liable and responsible for and bound by all of the Original Indemnitor's obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Environmental Indemnity as fully and completely as if New Indemnitor had signed such Environmental Indemnity, as amended by this New Indemnitor Joinder, as the indemnitor/guarantor thereunder, including without limitation, all of those obligations, agreements and liabilities which would have been the obligations, agreements and liabilities of Original Indemnitor, without regard to when such obligations, agreements and liabilities arise, accrue or have arisen or accrued and without regard to the Original Indemnitor's responsibility therefore, if any.  New Indemnitor further agrees to pay, perform, and discharge each and every obligation of payment and performance of any guarantor/indemnitor under, pursuant to and as set forth in the Environmental Indemnity, as amended by this New Indemnitor Joinder, at the time, in the manner

and otherwise in all respects as therein provided.   The liability of New Indemnitor under this paragraph shall be joint and several with that of New Borrower and, if applicable, Original Borrower and Original Indemnitor.  From and after the Effective Date, the Environmental Indemnity is amended to provide that all references to the term "Borrower" used in the Environmental Indemnity shall mean and refer to the New Borrower and the term "Indemnitor" used in the Environmental Indemnity shall mean and refer to the New Indemnitor.

•           Confirmation of Representations; Additional Representations.  New Indemnitor confirms (a) the representations and warranties and agrees to the covenants regarding New Indemnitor set forth in the Agreement, including, but not limited to, obligations to pay the Indemnifications Costs and (b) the truth and accuracy of all representations and warranties set forth in the Guaranty and Environmental Indemnity, as applicable.  New Indemnitor represents and warrants that New Indemnitor received copies of the Guaranty and the Environmental Indemnity from Original Indemnitor, which copies were warranted by Original Indemnitor as being true and complete copies of such documents.

•           Authority Representations by New Indemnitor.

The execution and delivery of this New Indemnitor Joinder, and performance by New Indemnitor under the New Indemnitor Joinder, the Guaranty and the Environmental Indemnity will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Indemnitor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Indemnitor is a party or by which the Property may be bound or affected.

REIT is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.  Katie Cox, as Chief Financial Officer of REIT, acting alone without the joinder of any other officer, director or shareholder of REIT or any other party, has the power and authority to execute this New Indemnitor Joinder on behalf of and to duly bind REIT.

Fee Borrower Member is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas.  REIT, as the general partner of Fee Borrower Member, acting alone without the joinder of any other partner of Fee Borrower Member or any other person has the power and authority to execute this New Indemnitor Joinder on behalf of and to duly bind Fee Borrower Member. Katie Cox, as Chief Financial Officer of REIT, acting alone without the joinder of any other officer, director or shareholder of REIT or any other party, has the power and authority to execute this New Indemnitor Joinder on behalf of and to duly bind REIT and Fee Borrower Member.

•           Notices to New Indemnitor.  Lender shall deliver any notices to New Indemnitor which are required to be delivered pursuant to the Guaranty and the Environmental Indemnity, or are otherwise delivered by the Lender thereunder at Lender's sole discretion, to New Indemnitor at the following address:

LODGING FUND REIT III, INC.
LODGING FUND REIT III OP, LP

1635 43rd Street South, Suite 205
Fargo, North Dakota 58103
Attn: Sam Montgomery

With copy to:

McShane & Bowie, P.L.C.
99 Monroe Avenue NW, Suite 1100
Grand Rapids, Michigan 49503
Attn: John Faris, Esq.

All notices to be sent by New Indemnitor to Lender under the Guaranty, the Environmental Indemnity and Loan Documents shall be sent to Lender in the manner set forth in and at the address shown in Section 4.6 of the Agreement.

•           Joint and Several Liability.  If New Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

•           Governing Law.  This New Indemnitor Joinder shall be interpreted, construed, and enforced in accordance with the governing law provisions of the Guaranty and the Environmental Indemnity, as applicable.

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New Indemnitor has executed and delivered this New Indemnitor Joinder to be effective as of the Effective Date of the Agreement.

Witnesses:		NEW INDEMNITOR:

LODGING FUND REIT III, INC.,
a Maryland corporation

/s/ Mitch Bossert		By:	/s/ Katie Cox
Print Name:	Mitch Bossert	Name:	Katie Cox
		Title:	Chief Financial Officer

/s/ Angie Stock
Print Name:	Angie Stock

STATE OF NORTH DAKOTA	)
)
COUNTY OF CASS	)

On December 26 , 2019, before me, Jennifer Moum , personally appeared Katie Cox who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of North Dakota that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/  Jennifer Moum  (Seal)

Jennifer Moum

Notary Public

State of North Dakota

My Commission Expires April 25, 2022

Witnesses:	NEW INDEMNITOR:

LODGING FUND REIT III OP, LP,
a Delaware limited partnership

By:	Lodging Fund REIT III, Inc.,
a Maryland corporation,
as general partner

/s/ Mitch Bossert	By:	/s/ Katie Cox
Print Name:	Mitch Bossert	Name:	Katie Cox
Title:	Chief Financial Officer

/s/ Angie Stock
Print Name:	Angie Stock

STATE OF NORTH DAKOTA	)
)
COUNTY OF CASS	)

On December 26 , 2019, before me, Jennifer Moum , personally appeared Katie Cox who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of North Dakota that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/  Jennifer Moum  (Seal)

Jennifer Moum

Notary Public

State of North Dakota

My Commission Expires April 25, 2022